UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2005

DDi Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30241	061576013
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1220 Simon Circle, Anaheim, California		92806
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-688-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2005 DDi Corp. (the "Company") awarded options to acquire a total of 5,595,000 shares of the Company's Common Stock pursuant to the DDi Corp. 2005 Stock Incentive Plan (the "2005 Plan") to certain officers, directors and employees of the Company. The option grants included 1,500,000 options granted to Mikel Williams (President, Chief Executive Officer and a director of the Company), 400,000 options granted to Brad Tesch (Chief Operations Officer of the Company), 350,000 options granted to Diane Brundage (Senior Vice President - Sales of the Company) and a total of 900,000 options (150,000 each) granted to the following non-employee directors of the Company: Jay B. Hunt, Robert J. Amman, Andrew E. Lietz, Robert Guezuraga and Carl R. Vertuca, Jr.

The exercise price of the options is $0.81 per share. The options vest in three equal one-third increments on the first three anniversaries of the date of grant. The options will accelerate upon a "Change in Control" as defined in the 2005 Plan. The options expire on December 20, 2015. Each of the options was granted under the 2005 Plan, and the form of stock option agreement is filed as Exhibit 10 to this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDi Corp.

December 27, 2005	By:	Kurt E. Scheuerman

Name: Kurt E. Scheuerman
Title: VIce President & General Counsel

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Exhibit Index

Exhibit No.	Description

10	Form of Stock Option Agreement